                                                                    Exhibit 99.1

                            KEYSTONE AMERICA GLOBAL
                               OPPORTUNITIES FUND
                              SECOND SUPPLEMENTAL

                              DECLARATION OF TRUST

                             EFFECTIVE MAY 1, 1995


    SECOND SUPPLEMENTAL DECLARATION OF TRUST dated March 15, 1995 made by George
S. Bissell, Albert H. Elfner, III, Frederick Amling, Charles A. Austin, III, Edwin D. Campbell, Charles F. Chapin, K. Dun Gifford, Leroy Keith, Jr., F. Ray Keyser, Jr., David M. Richardson, Richard J. Shima and Andrew J. Simons (hereinafter with their successors referred to as the "Trustees") to DECLARATION OF TRUST dated June 17, 1987.

    WHEREAS, the Trustees have determined to change the name of the Trust and to change the designation of its principal office to 200 Berkeley Street, Boston, Massachusetts 02116.

    NOW, THEREFORE, the Trustees hereby declare that they will amend the Declaration of Trust of this Trust as hereinafter set forth:

    ARTICLE I, Name and Definitions, Section 1. Name., is hereby amended to read as follows:

    "This Trust shall be known as the "Keystone Global Opportunities Fund" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine."

    This Amendment shall become effective as of May 1, 1995.

    All other provisions of the Declaration of Trust shall continue as originally stated.

    IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have caused this Second Supplemental Declaration of Trust to be executed on the 15th day of March, 1995.

/s/  George S. Bissell
---------------------------------------
     George S. Bissell, Trustee


/s/  Albert H. Elfner, III
---------------------------------------
     Albert H. Elfner, III, Trustee


/s/  Frederick Amling
---------------------------------------
     Frederick Amling, Trustee


/s/  Charles A. Austin, III
---------------------------------------
     Charles A. Austin, III, Trustee


/s/  Edwin D. Campbell
---------------------------------------
     Edwin D. Campbell, Trustee


/s/  Charles F. Chapin
---------------------------------------
     Charles F. Chapin, Trustee


/s/  K. Dun Gifford
---------------------------------------
     K. Dun Gifford, Trustee


/s/  Leroy Keith, Jr.
---------------------------------------
     Leroy Keith, Jr., Trustee


/s/  F. Ray Keyser, Jr.
---------------------------------------
     F. Ray Keyser, Jr., Trustee


/s/  David M. Richardson
---------------------------------------
     David M. Richardson, Trustee


/s/  Richard J. Shima
---------------------------------------
     Richard J. Shima, Trustee


/s/  Andrew J. Simons
---------------------------------------
     Andrew J. Simons, Trustee

                    KEYSTONE AMERICA OVERSEAS EQUITIES FUND

                               FIRST SUPPLEMENTAL

                              DECLARATION OF TRUST

                            Dated September 16, 1987

FIRST SUPPLEMENTAL DECLARATION OF TRUST dated September 16, 1987 made by George
S. Bissell, James A. Reed, John W. Sharp, Spencer R. Stuart, and Charles M. Williams (hereinafter with their successors referred to as the "Trustees") to DECLARATION OF TRUST, dated June 17, 1987.

WHEREAS the Trustees have determined to change the name of the Trust.

NOW, THEREFORE, the Trustees hereby declare that they will amend the Declaration of Trust of this Trust as hereinafter set forth:

    ARTICLE I, Name and Definitions, Section 1. Name, is hereby amended to read as follows:

    "This Trust shall be known as the "Keystone America Global Opportunities Fund" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine."

All other provisions of the Declaration of Trust shall continue as originally stated.

IN WITNESS WHEREOF, the undersigned majority of all the Trustees of the Trust have caused this Supplemental Declaration of Trust to be executed on the 16th day of September 1987.


/s/  George S. Bissell
---------------------------------------
     George S. Bissell, Trustee


/s/  James A Reed
---------------------------------------
     James A Reed, Trustee


/s/  John W. Sharp
---------------------------------------
     John W. Sharp, Trustee


/s/  Spencer R. Stuart
---------------------------------------
     Spencer R. Stuart, Trustee


/s/  Charles M. Williams
---------------------------------------
     Charles M. Williams, Trustee

                    KEYSTONE AMERICA OVERSEAS EQUITIES FUND

                              DECLARATION OF TRUST

                              Dated June 17, 1987

    DECLARATION OF TRUST, made at Boston, Massachusetts on June 17, 1987 by George S. Bissell, James A. Reed, John W. Sharp, Spencer Stuart and Charles M. Williams (hereinafter with their successors referred to as the "Trustees").

    WHEREAS the Trustees have agreed to manage all property received by them as Trustees in accordance with the provisions hereinafter set forth.

    NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                   ARTICLE I

                              Name and Definitions

    Section 1. Name. This Trust shall be known as the "KEYSTONE AMERICA OVERSEAS EQUITIES FUND" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine.

    Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

        (a) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person" and "Principal Underwriter" shall have the meanings given them in the Investment Company Act of 1940 ("1940 Act");

        (b) The "Trust" refers to the Massachusetts business trust established by this Declaration of Trust, as amended from time to time;

        (c) "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time;

        (d) "Majority Shareholder Vote" means the vote of a majority of Shares of a Series entitled to vote on a matter at a meeting or a special meeting of Shareholders but not less than the "vote of a majority" as defined in the 1940 Act;

        (e) "Net Asset Value Per Share" means the net asset value per share of the Trust determined in the manner provided or authorized in Article VI,
    Section 4;

        (f) "Shareholder" means a record owner of Shares of the Trust;

        (g) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class of Shares is authorized by the Trustees, the equal proportionate units into which each class of Shares shall be divided from time to time, and includes where appropriate such fractions of a Share as the Trustees may from time to time authorize as well as a whole Share;

        (h) "Trustees" refers to the Trustee or Trustees of the Trust named or elected in accordance with Article IV and where appropriate means a majority or other portion of them acting in accordance with this Declaration of Trust or the By-laws of the Trust; and

        (i) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

                                   ARTICLE II

                                Purpose of Trust

    The purpose of the Trust is to provide investors a continuous source of managed investments.

                                  ARTICLE III

                              Beneficial Interest

    Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another, except to the extent modified by the Trustees under the provisions of this Section. The number of Shares which may be issued is unlimited. The Trustees may from time to time divide or combine the outstanding Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions.

    From time to time as they deem appropriate, the Trustees may create additional classes ("Classes") and/or series ("Series") of Shares, in addition to the Shares initially created under this instrument ("Original Series"). References in this Declaration of Trust to Shares of the Trust shall apply to each such Series of Shares and (to the extent not inconsistent with the rights and restrictions of a Class) to each such Class of Shares, except to the extent modified by the Trustees under the provisions of this Section.

    Any additional Series of Shares created hereunder shall represent the beneficial interest in the assets (and related liabilities) allocated by the Trustees to such Series of Shares and acquired by the Trust only after creation of the respective Series of Shares and only on the account of such Series. If the Trustees create any additional Series of Shares hereunder, then the Original Series shall be deemed a separate Series of Shares. Upon creation of each Series of Shares, the Trustees may designate it appropriately and determine the investment policies with respect to the assets allocated to such Series of Shares, redemption rights, dividend policies, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate, to the extent not inconsistent with the provisions of this Declaration of Trust.

    The Trustees may divide any Series (including the Original Series) into more than one Class of Shares. Upon creation of each additional Class of Shares the Trustees may designate it appropriately and determine its rights and restrictions (including redemption rights, dividend rights, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate).

    Section 2. Ownership of Shares. The ownership of Shares shall be recorded in the books of the Trust or a transfer agent or a similar agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each.

    Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration as the Trustees from time to time authorize and may cease offering Shares to the public at any time. After such acceptance, the number of Shares of the appropriate Series to represent the contribution may in the Trustees' discretion be considered as outstanding and the amount receivable by the Trustees on account of the contribution may be treated as an asset of the Series.

    After the initial investment in the Trust, Shares (including Shares which may have been redeemed or repurchased by the Trust) may be issued or sold at a price which will net the Trust, before paying any taxes in connection with such issue or sale, not less than the Net Asset Value per Share thereof; provided, however, that the Trustees may in their discretion impose a sales charge upon investments in the Trust.

    Section 4. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

    Section 5. Provisions Relating to Series of Shares. Whenever no Shares of a Series are outstanding, then the Trustees may abolish such Series (or any Class of Shares of a Series for which there are no outstanding Shares). Whenever more than one Series of Shares is outstanding, then the following provisions shall apply:

        (a) Assets Belonging to Each Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds derived from any reinvestment of such proceeds, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. In the event there are assets, income, earnings, and proceeds thereof which are not readily identifiable as belonging to a particular Series, then the Trustees shall allocate such items to the various Series then existing, in such manner and on such basis as they, in their sole discretion, deem fair and equitable. The amount of each such item allocated to a particular Series by the Trustees shall then belong to that Series, and each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

        (b) Liabilities Belonging to Each Series. The assets belonging to each particular Series shall be charged with the liabilities, expenses, costs and reserves of the Trust attributable to that Series; and any general liabilities, expenses, costs and reserves of the Trust which are not readily identifiable as attributable to a particular Series shall be allocated by the Trustees to the various Series then existing, in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

        (c) Series Shares, Dividends and Liquidation. Each Share of each respective Class of a Series shall have the same rights and pro rata beneficial interest in the assets and liabilities of the Series as any other such Share. Any dividends paid on the Shares of any Series shall only be payable from and to the extent of the assets (net of liabilities) belonging to that Series. In the event of liquidation of a Series, only the assets (less provision for liabilities) of that Series shall be distributed to the holders of the Shares of that Series.

        (d) Voting by Series. Except as provided in this Section or as limited by the rights and restrictions of any Class, each Share of the Trust may vote with and in the same manner as any other Share on matters submitted to a vote of the Shareholders, without differentiation among votes from the separate Series; provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the 1940 Act or would be required under the Massachusetts Business Corporation Law if the Trust were a Massachusetts business corporation, such requirement as to a separate vote by the Series shall apply in lieu of the voting described above herein;
    (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Series, then, subject to (iii) below, the Shares of all other Series shall vote without differentiation among their votes; and (iii) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

    Section 6. Limitation of Personal Liability. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                                   ARTICLE IV

                                  The Trustees

    Section 1. Election of Trustees. Within one year from the initial public offering of Shares, the Shareholders shall elect the Trustees at a meeting called by the initial Trustees of the Trust. If reelected, a Trustee may succeed himself.

    Section 2. Term of Office of Trustees. The Trustees first named above (or their successors appointed hereunder) shall serve until the election of Trustees at the first meeting of Shareholders of the Trust. Thereafter, the Trustees shall hold office during the lifetime of this Trust, or until the election of his or her successor at a meeting of Shareholders; except (a) that any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the other Trustees which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal specifying the date when such removal shall become effective; (c) that no Trustee may stand for reelection after he or she has passed his or her seventieth birthday; (d) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (e) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of a majority of the outstanding Shares entitled to vote.

    Section 3. Termination of Service and Appointment of Trustees. In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing for the remaining term of the predecessor Trustee such other person as they in their discretion shall see fit. Such appointment shall be effected by the signing of a written instrument by a majority of the Trustees in office. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees effective at a later date, provided that such appointment shall become effective only at or after the effective date of such retirement, resignation or increase in the number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. Any appointment authorized by this Section 3 is subject to the provisions of Section 16(a) of the 1940 Act.

    Section 4. Number of Trustees. The number of Trustees serving hereunder at any time shall be determined by the Trustees themselves, but shall not be less than three (3) nor more than fifteen (15).

    Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated, the other Trustees shall have all the powers hereunder, and the certificate signed by a majority of the other Trustees of such vacancy, absence or incapacity shall be conclusive, provided, however, that no vacancy which reduces the number of Trustees below three (3) shall remain unfilled for a period longer than six calendar months.

    Section 5. Effect of Death, Resignation, etc. of a Trustee. The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

    Section 6. Management of the Trust. Subject to the provisions of this Declaration of Trust, the business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

    Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders; they may fill vacancies in or add to their own number and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates, and in general delegate such authority as they consider desirable to any officers of the Trust and committees of the Trustees and to any agent or employee, custodian or underwriter.

    Without limiting the foregoing, the Trustees in addition to all powers granted by law shall have power and authority:

        (a) To invest and reinvest cash, and to hold cash uninvested, without in any wise being bound or limited by any present or future law or custom in regard to investments by trustees;

        (b) To sell, exchange, lend, pledge, mortgage, hypothecate or lease any or all of the assets of the Trust;

        (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

        (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

        (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

        (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

        (g) To join with other security holders in acting through a committee, depository, voting Trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or Trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or Trustee as the Trustees shall deem proper;

        (h) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust for any matter in controversy, including but not limited to claims for taxes; and

        (i) To borrow funds.

    The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

    Section 7. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or by any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the assets of the Class of Shares of which he is a holder.

    Section 8. Payment of Expenses. The Trustees shall pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to the Trustees' compensation and such expenses and charges for the services of-the Trust's investment adviser or manager, administrator, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

    Section 9. Investment Management and Other Services. Subject to a favorable Majority Shareholder Vote, the Trustees may enter into a contract with any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees may from time to time consider appropriate (the "Adviser"). Any such contract may authorize the Adviser to determine from time to time what securities shall be acquired, held or disposed of by the Trust and what portion of assets of the Trust shall be held uninvested and to take, on behalf of the Trust, actions which the Adviser deems necessary to implement the investment policies of the Trust, including the placement of all orders for the purchase, sale or loan of portfolio securities for the Trust's account with brokers or dealers or others selected by the Adviser and the giving of instructions to the custodian of the Trust's assets as to deliveries of securities and payments of cash for the account of the Trust.

    Subject to a favorable Majority Shareholder Vote, the Adviser may enter into an agreement to retain at its own expense any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to provide the Trust investment advice and/or management and any person or persons so retained may be granted all authority which has been granted to the Adviser under the contract which the Adviser entered into pursuant to the preceding paragraph.

    The Trustees may enter into a contract with any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to act as principal underwriter for the Shares.

                                   ARTICLE V

                    Shareholders' Voting Powers and Meetings

    Section 1. Voting Powers. The Shareholders shall have power to vote (i) for the election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to any Adviser or person whom the Adviser may retain to provide the Trust investment advice and/or management as provided in Article IV, Section 9,
(iii) with respect to any amendment of this Declaration of Trust as provided in
Article IX, Section 7, (iv) to the same extent as the stockholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (v) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

    Section 2. Meetings. Meetings of Shareholders shall be held as specified in
Article IV, Section 1 and in the By-Laws at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-laws and shall be called by the Trustees upon the written request of Shareholders owning at least 25% of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least seven days' notice of any meeting.

    Section 3. Quorum and Required Vote. Except as otherwise provided by law, to constitute a quorum for the transaction of business at a Shareholders' meeting there must be present in person or by proxy, holders of one fourth of the total number of Shares of the Trust then outstanding and entitled to vote at the meeting, but any lesser number shall be sufficient for adjournment, and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Subject to any applicable requirements of law, a majority of the Shares entitled to vote on a question shall decide such question and a plurality of the Shares entitled to vote thereon shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws of the Trust or any applicable provision of law.

    Section 4. Action by Written Consent. Any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing setting forth such action is signed by all the Shareholders entitled to vote on the subject matter thereof and such consent is filed with the records of the Trust.

    Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                         Distributions and Redemptions

    Section 1. Distributions. The Trustees may, but need not, each year distribute to the Shareholders of each Series such income and gains as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each Series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion the Trustees may distribute to the Shareholders of any one or more Series as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gain realized on the sale or disposition of property of the Trust or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the Series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received or for which payment is made after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 4 hereof.

    Section 2. Redemptions. Upon offer by any Shareholder of all or part of the Shares held by the Shareholder for redemption hereunder, in accordance with such methods, upon such terms and subject to such conditions as the Trustees may from time to time determine, the Trustees shall redeem the Shares so offered by distributing to the Shareholder the Net Asset Value per Share thereof next determined. The Trust shall have the right at its option and at any time to redeem the Shares of any Shareholder for their Net Asset Value per Share if the Shareholder owns Shares of a Series having an aggregate net asset value of less than such minimum amount as the Trustees may from time to time prescribe. With respect to all Shares or any Series of Shares, the right to redemption or the date for payment may, however, be delayed or suspended by the Trustees if there is an extraordinary closing or restriction of trading on the New York Stock Exchange as determined under rules and regulations of the Commission, or an emergency exists as a result of which it is not reasonably practicable for the Trust to dispose of securities or fairly to determine the value of its net assets, or as the Commission may permit. The completion of such distribution on redemption of Shares shall constitute a full discharge of the Trust and Trustees with respect to such Shares, and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of the Shares shall be surrendered to the Trustees for cancellation or notation. Shares so redeemed shall be cancelled or held by the Trust for reissue as the Trustees may from time to time determine.

    Section 3. Payment in Kind. Subject to any generally applicable limitation imposed by the Trustees, any distribution on redemption may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such distribution in kind shall be made by distributing investments constituting, in the opinion of the Trustees, a fair representation of the various types of securities then held by the Series of Shares being redeemed (but not necessarily including a portion of each particular investment) and in each case having an aggregate value equal to the amount of cash instead of which such distribution in kind is made.

    Section 4. Determination of Net Asset Value per Share. The Net Asset Value per Share of each Series shall be computed as of the close of trading on the New York Stock Exchange on each day on which such Exchange is open by determining the value of all the investments of such Series, adding any other assets of such Series, subtracting all liabilities of such Series and dividing the result by the number of Shares of such Series outstanding.

    Current value for portfolio securities shall be determined as follows. Securities that are traded on an established exchange shall be valued on the basis of the last sales price on the exchange where primarily traded prior to the time of the valuation. Securities traded in the over-the-counter market and for which complete quotations are readily available shall be valued at the mean of the bid and asked prices at the time of valuation. Subject to instructions of the Board of Trustees, the Trust shall value the following at prices deemed in good faith to be fair: (1) securities (including restricted securities) for which complete quotations are not readily available; (2) listed securities if in the Trustees' opinion the last sales price does not reflect a current market value or if no sale occurred; and (3) other assets. The fair value for listed securities normally will be the mean between the closing bid and asked prices on the exchange or primary market, where available.

    Money market or short-term tax-free securities for which market quotations are readily available shall be valued at prices which, in the opinion of the person making the determination, most nearly represent the market value of such securities which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities. Other securities and assets shall be valued at fair value as determined by or pursuant to the direction of the Trustees, which in the case of short term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost.

    Expenses and liabilities of the Trust shall be accrued each day. The manner of determining the Net Asset Value per Share may from time to time be altered if necessary or desirable in the Trustees' judgment to conform to any other method prescribed or permitted by any applicable law or regulation.

    The Net Asset Value per Share of any Series may be computed as of such other times as the Trustees may determine and in such event the Net Asset Value per Share of such Series may, but need not, be determined by adjusting the Net Asset Value per Share of such Series last determined pursuant to this Section in such manner (based upon changes in selected security prices determined by the Trustees to be relevant to the Series or in averages or in other standard and readily ascertainable market data since the last determination) as is deemed adequate to reflect a fair approximate estimate of the probable change in Net Asset Value per Share of such Series which has occurred since such last determination.

    In determination of Net Asset Value per Share and Net Income of any Series, liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable and attributable to such Series under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of Net Asset Value per Share on the record date therefor or as the Trustees shall otherwise determine.

    Determination of Net Asset Value per Share so made in good faith and pursuant to the provisions of the 1940 Act shall be binding on all parties concerned.

    Section 5. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VI, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the Net Asset Value per Share of each Series of the Trust's Shares or Net Income or the declaration and payment of dividends and distributions as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or as hereafter amended or modified.

                                  ARTICLE VII

              Compensation and Limitation of Liability of Trustees

    Section 1. Compensation. The Trustees shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation.

    Section 2. Limitation of Liability. Provided they have exercised reasonable care in their selection, the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee or Adviser of the Trust nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                Indemnification

    Section 1. Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers and any persons who serve at the Trust's request as Directors, officers or Trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer or Director, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person shall otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Expenses, including counsel fees so incurred by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person, secured by an appropriate deposit or a surety bond approved by independent legal counsel for the Trust, to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

    Except as otherwise provided by law, the Trust shall have power to purchase and maintain insurance on behalf of a Covered Person against any liability asserted against him and incurred by him in his capacity as a Covered Person, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against the liability under the provisions of this Section.

    Section 2. Compromise Payment. As to any matter disposed of by a compromise payment by any Covered Person referred to in Section 1 above, pursuant to a consent decree or otherwise, no such indemnification either for such payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or
(c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or
(c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust to which such person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such person in accordance with either of such clauses as indemnification if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office.

    Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators. An "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending, and a "disinterested person" is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers or other persons may be entitled by contract or otherwise under law.

    Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnnified against all loss and expense arising from such liability.

                                   ARTICLE IX

                                 Miscellaneous

    Section 1. Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally either the Trust's Trustees or officers or any Shareholders. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

    Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Section 1 of this
Article IX, a Trustee shall be liable for his own wilful defaults, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and, subject to the provisions of said Section 1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such nor any surety if a bond is required.

    Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

    Section 4. Termination of Trust.

    (a) This Trust shall continue without limitation of time but subject to the provisions of paragraphs (b), (c) and (d) of this Section 4.

    (b) Subject to a Majority Shareholder Vote, the Trustees may merge, consolidate or sell and convey the assets of the Trust, including its goodwill, to another trust or corporation organized under the laws of any state of the United States, which is a diversified open-end management investment company as defined in the 1940 Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the net proceeds of the transaction ratably among the holders of the Shares of the Trust then outstanding.

    (c) Subject to a Majority Shareholder Vote, the Trustees may at any time sell and convert into money all the assets of the Trust. Either the Trustees, or the Shareholders of a Series acting by a Majority Shareholder Vote, may at any time sell and convert into money all the assets of a Series. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or Series, as the case may be, the Trustees shall distribute the remaining assets of the Trust or Series ratably among the holders of the outstanding Shares or Series, the assets allocated to Series of Shares to be distributed ratably among the holders of such Series.

    (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraphs (b) and (c), the Trust shall terminate and the Trustees shall be discharged from any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

    Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto or Amendment hereof shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each such Supplemental Declaration of Trust or Amendment shall be filed by the Trust with the Massachusetts Secretary of State and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any Supplemental Declarations of Trust or Amendments have been made and as to any matters in connection with the trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust or Amendment. In this instrument or in any such Amendment or Supplemental Declaration of Trust, references to this instrument and all expressions such as "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such Supplemental Declaration of Trust or Amendment. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

    Section 6. Applicable Law. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of such Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a Trust.

    Section 7 Amendments. This Declaration of Trust may be altered or amended at any time by an instrument in writing signed by a majority of the Trustees when authorized so to do by vote of Shareholders holding a majority of the Shares entitled to vote or by any larger vote which may be required applicable law in any particular case, except that Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of the Supplemental Declaration of Trust shall be filed as specified in Section 5 of this Article IX.

    IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Boston, Massachusetts, for themselves and their assigns, as of the day and year first above written.


                                                 /s/ George S. Bissell
                                                 --------------------------
                                                     George S. Bissell


                                                 /s/ James A. Reed
                                                 --------------------------
                                                     James A. Reed


                                                 /s/ John W. Sharp
                                                 --------------------------
                                                     John W. Sharp


                                                 /s/ Spencer R. Stuart
                                                 --------------------------
                                                     Spencer R. Stuart


                                                 /s/ Charles M. Williams
                                                 --------------------------
                                                     Charles M. Williams